Exhibit 99.1

NEWS RELEASE

FlexShopper, Inc. Reports

2024 Second-Quarter Financial Results

Boca Raton, Fla., -- August 6, 2024 -- FlexShopper, Inc. (Nasdaq: FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and payment solution provider for underserved consumers, today announced its financial results for the quarter ended June 30, 2024.

Russ Heiser, Jr, Chief Executive Officer, stated, “Our second-quarter and year-to-date results are encouraging as the long-term growth strategies we are pursuing begin to take hold. Over the past two quarters we have focused on providing greater payment solutions to more customers, expanding retail revenue, and leveraging our established platform to provide expanded payment options to more retail partners. I am pleased with the progress we are making and during the second quarter we experienced strong growth with total revenue up 29.8%, total lease funding approvals increasing 102.2% compared to the same period last year, and we added 150 new retail partner locations. We expect to add an additional 500 new retail partner locations during the second half of 2024. In addition, we continue to focus on prudently managing risk and driving profitability. During the second quarter, the provision for doubtful accounts as a percentage of gross lease billings and fees decreased by 32.4% over the prior year period, and we experienced a 1533.3% increase in adjusted EBITDA. Adjusted EBITDA for the 2024 second quarter was $4.9 million – the highest second-quarter level in two years.”

“While the economic environment remains fluid, we believe our expanded platform, strengthened financial model, strong asset quality, and access to capital will drive profitable growth in 2024 and beyond. As other payment providers adjust their credit standards or exit the market, FlexShopper continues to invest in expanding payment offerings, marketing capabilities, and distribution channels to take advantage of market share opportunities that may become available,” concluded Mr. Heiser.

Results for Quarter Ended June 30, 2024, vs. Quarter Ended June 30, 2023:

●	Total lease fundings approvals increased 102.2% to $74.8 million from $37.0 million

●	Total revenues increased 29.8% to $31.8 million from $24.5 million

●	Gross profit increased 89.3% to $15.9 million from $8.4 million

●	Adjusted EBITDA(1) increased by $4.6 million to $4.9 million from $0.3 million

●	Operating income of $2.4 million compared with operating loss of ($2.0) million

●	Net loss attributable to common stockholders of ($2.7) million, or ($0.13) per diluted share, compared to net loss attributable to common stockholders of ($6.3) million, or ($0.29) per diluted share

Results for the Six Months Ended June 30, 2024, vs. the Six Months Ended June 30, 2023:

●	Total lease fundings approvals increased 69.7% to $118.1 million from $69.6 million

●	Total revenues increased 18.8% to $65.7 million from $55.3 million

●	Gross profit increased 53.6% to $33.8 million from $22.0 million

●	Adjusted EBITDA(1)increased by $5.8 million to $12.5 million compared to $6.7 million

●	Operating income of $7.4 million compared with operating income of $2.1 million

●	Net loss attributable to common stockholders of ($4.0) million, or ($0.18) per diluted share, compared to net income attributable to common stockholders of ($7.5) million, or ($0.34) per diluted share

(1)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Liquidity

FlexShopper ended the first quarter of 2024 with cash of $4.9 million and $32.2 million of permitted borrowing capacity.

Conference Call and Webcast Details

Conference Call Information:

Date: August 7, 2024

Time: 8:30 a.m. Eastern Time

Toll Free Dial In: (800) 715-9871

International Dial In: +1 (646) 307-1963

Conference ID: 7545308

Webcast Link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=vEyujKz8

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at https://investors.flexshopper.com/.

An audio replay of the call will be archived on the Company’s website at https://investors.flexshopper.com/.

About FlexShopper

FlexShopper, Inc. (Nasdaq: FPAY) is a financial technology company that provides electronics, home furnishings and other durable goods to underserved consumers on a lease-to-own (LTO) basis through its patented e-commerce marketplace (www.FlexShopper.com). FlexShopper also provides LTO and loan technology platforms to a growing number of retailers and e-retailers to facilitate transactions with consumers without access to traditional financing.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023

Revenues:
Lease revenues and fees, net	$27,074,048	$22,906,843	$52,907,784	$47,621,001
Loan revenues and fees, net of changes in fair value	3,314,375	1,625,193	10,645,652	7,696,810
Retail revenues	1,370,462	-	2,150,322	-
Total revenues	31,758,885	24,532,036	65,703,758	55,317,811

Costs and expenses:
Depreciation and impairment of lease merchandise	13,848,925	14,485,417	28,534,788	29,831,205
Loan origination costs and fees	896,040	1,655,424	1,717,867	3,489,051
Cost of retail revenues	1,059,098	-	1,670,302	-
Marketing	2,545,814	1,488,578	4,311,386	2,587,767
Salaries and benefits	4,224,614	2,976,008	8,308,533	5,702,898
Operating expenses	6,807,328	5,957,932	13,739,834	11,585,640
Total costs and expenses	29,381,819	26,563,359	58,282,710	53,196,561

Operating income/ (loss)	2,377,066	(2,031,323)	7,421,048	2,121,250

Interest expense including amortization of debt issuance costs	(5,226,155)	(4,568,557)	(10,541,249)	(9,099,884)
Loss before income taxes	(2,849,089)	(6,599,880)	(3,120,201)	(6,978,634)
Benefit from income taxes	1,246,030	1,302,225	1,302,963	1,450,764
Net loss	(1,603,059)	(5,297,655)	(1,817,238)	(5,527,870)

Dividends on Series 2 Convertible Preferred Shares	(1,091,742)	(992,493)	(2,161,198)	(1,964,726)
Net loss attributable to common and Series 1 Convertible Preferred shareholders	$(2,694,801)	$(6,290,148)	$(3,978,436)	$(7,492,596)

Basic and diluted loss per common share:
Basic	$(0.13)	$(0.29)	$(0.18)	$(0.34)
Diluted	$(0.13)	$(0.29)	$(0.18)	$(0.34)

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,469,720	21,752,304	21,527,869	21,751,807
Diluted	21,469,720	21,752,304	21,527,869	21,751,807

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,892,912	$4,413,130
Lease receivables, net	57,151,127	44,795,090
Loan receivables at fair value	40,085,656	35,794,290
Prepaid expenses and other assets	4,452,164	3,300,677
Lease merchandise, net	25,856,542	29,131,440
Total current assets	132,438,401	117,434,627

Property and equipment, net	9,419,105	9,308,859
Right of use asset, net	1,142,104	1,237,010
Intangible assets, net	12,506,545	13,391,305
Other assets, net	2,459,908	2,175,215
Deferred tax asset, net	14,246,325	12,943,361
Total assets	$172,212,388	$156,490,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,811,310	$7,139,848
Accrued payroll and related taxes	381,929	578,197
Promissory notes to related parties, including accrued interest	174,096	198,624
Accrued expenses	3,763,725	3,972,397
Lease liability - current portion	263,111	245,052
Total current liabilities	8,394,171	12,134,118
Loan payable under credit agreement to beneficial shareholder, net of unamortized issuance costs of $1,332,712 at June 30, 2024 and $70,780 at December 31, 2023	117,483,978	96,384,220
Promissory notes to related parties, net of unamortized issuance costs of $420,558 at June 30, 2024 and $649,953 at December 31, 2023 and net of current portion	10,329,442	10,100,047
Loan payable under Basepoint credit agreement, net of unamortized issuance costs of $73,730 at June 30, 2024 and $92,964 at December 31, 2023	7,338,875	7,319,641
Lease liabilities, net of current portion	1,184,683	1,321,578
Total liabilities	144,731,149	127,259,604

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value - authorized 40,000,000 shares, issued 21,988,711 shares at June 30, 2024 and 21,752,304 shares at December 31, 2023	2,200	2,176
Treasury shares, at cost- 346,258 shares at June 30, 2024 and 164,029 shares at December 31, 2023	(367,563)	(166,757)
Additional paid in capital	42,684,380	42,415,894
Accumulated deficit	(37,641,438)	(35,824,200)
Total stockholders’ equity	27,481,239	29,230,773
	$172,212,388	$156,490,377

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2024 and 2023

(unaudited)

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,817,238)	$(5,527,870)
Adjustments to reconcile net loss to net cash (used in)/ provided by operating activities:
Depreciation and impairment of lease merchandise	28,534,788	29,831,205
Other depreciation and amortization	4,698,213	3,710,703
Amortization of debt issuance costs	509,797	182,174
Amortization of discount on the promissory note related to acquisition	-	118,476
Compensation expense related to stock-based compensation	371,998	864,548
Provision for doubtful accounts	17,290,476	22,085,828
Deferred income tax	(1,302,963)	(1,457,740)
Net changes in the fair value of loans receivables at fair value	(4,898,876)	837,048
Changes in operating assets and liabilities:
Lease receivables	(29,646,513)	(25,773,184)
Loans receivables at fair value	607,510	6,990,410
Prepaid expenses and other assets	(1,208,258)	412,391
Lease merchandise	(25,259,890)	(22,878,600)
Purchase consideration payable related to acquisition	-	208,921
Lease liabilities	(19,329)	(12,243)
Accounts payable	(3,328,538)	(2,506,724)
Accrued payroll and related taxes	(196,268)	(11,079)
Accrued expenses	(233,202)	(1,603,202)
Net cash (used in)/ provided by operating activities	(15,898,293)	5,471,062

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(3,207,307)	(3,114,534)
Purchases of data costs	(944,313)	(343,428)
Net cash used in investing activities	(4,151,620)	(3,457,962)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	22,361,690	2,750,000
Repayment of loan payable under credit agreement	-	(2,795,000)
Repayment of loan payable under Basepoint credit agreement	-	(1,500,000)
Debt issuance related costs	(1,523,100)	(115,403)
Proceeds from exercise of stock options	-	1,185
Principal payment under finance lease obligation	(4,601)	(4,917)
Repayment of purchase consideration payable related to acquisition		(143,330)
Tax payments associated with equity-based compensation transactions	(103,488)	-
Purchase of treasury stock	(200,806)	-
Net cash provided by/ (used in) financing activities	20,529,695	(1,807,465)

INCREASE IN CASH	479,782	205,635

CASH, beginning of period	4,413,130	6,173,349

CASH, end of period	$4,892,912	$6,378,984

Supplemental cash flow information:
Interest paid	$9,414,926	$8,453,511
Noncash investing and financing activities
Due date extension of warrants	$-	$917,581

Non-GAAP Financial Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased merchandise), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the periods ended June 30, 2024 and June 30, 2023 were as follows:

	Three months ended June 30,
	2024	2023	$ Change	% Change
Gross Profit:
Gross lease billings and fees	$34,686,893	$32,501,656	$2,185,237	6.7
Provision for doubtful accounts	(7,806,427)	(10,847,413)	3,040,986	(28.0)
Gain on sale of lease receivables	28,525	1,252,600	(1,224,075)	(97.7)
Lease placement collections	165,057	-	165,057	-
Net lease billing and fees	$27,074,048	$22,906,843	$4,167,205	18.2
Loan revenues and fees	2,626,896	3,446,893	(819,997)	(23.8)
Net changes in the fair value of loans receivable	687,479	(1,821,700)	2,509,179	(137.7)
Net loan revenue	3,314,375	1,625,193	1,689,182	103.9
Retail revenue	1,370,462	-	1,370,462	-
Total revenues	$31,758,885	$24,532,036	$7,226,849	29.5
Depreciation and impairment of lease merchandise	(13,848,925)	(14,485,417)	636,492	(4.4)
Cost of retail revenues	(1,059,098)	-	(1,059,098)	-
Loans origination costs and fees	(896,040)	(1,655,424)	759,384	(45.9)
Gross profit	$15,954,822	$8,391,195	$7,563,627	90.1
Gross profit margin	50%	34%

	Three months ended June 30,
	2024	2023	$ Change	% Change
Adjusted EBITDA:
Net loss	$(1,603,059)	$(5,297,655)	$3,694,596	(69.7)
Income taxes	(1,246,030)	(1,302,225)	56,195	(4.3)
Amortization of debt issuance costs	314,702	111,807	202,895	181.5
Amortization of discount on the promissory note related to acquisition	-	59,238	(59,238)	(100.0)
Other amortization and depreciation	2,382,726	1,884,544	498,182	26.4
Interest expense	4,911,453	4,397,513	513,940	11.7
Stock-based compensation	154,873	443,800	(288,927)	(65.1)
Adjusted EBITDA	$4,914,665	$297,022	$4,617,643	1,554.6

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.